UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2008

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, Symmetricom, Inc. (the “Company”) announced that it had named Justin Spencer as Chief Financial Officer and Executive Vice President of the Company, effective September 30, 2008.  A copy of the press release relating to Mr. Spencer’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Spencer, age 37, was Chief Financial Officer at Covad Communications Group, Inc. from 2007 to 2008.  From 2005 to 2007, Mr. Spencer served as Vice President of Finance at Covad, overseeing Covad’s corporate development, financial planning and investor relations activities.  From 2002 to 2005, Mr. Spencer held strategic development and product management roles at Covad.  Prior to Covad, Mr. Spencer worked in strategy and product management roles for Hewlett Packard.  Mr. Spencer received a BA in accounting from the University of Utah and an MBA from The Wharton School of Business.

Pursuant to an employment offer letter dated September 25, 2008, Mr. Spencer will be paid $290,000 per year for his service as Chief Financial Officer and Executive Vice President of the Company.  Mr. Spencer will receive a sign-on bonus of $50,000, less applicable taxes and withholding, which amount must be repaid if Mr. Spencer voluntarily leaves the Company within 12 months of his date of hire.  Mr. Spencer will also be eligible to participate in the Company’s Fiscal 2009 Incentive Compensation Program, which provides a cash bonus opportunity of up to 50% of base salary based on the Company’s fiscal 2009 financial performance and achievement of personal goals.  Mr. Spencer will also receive, pursuant to the Company’s 2006 Incentive Award Plan, an option to purchase 150,000 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on the NASDAQ Stock Market on October 8, 2008.  The option will vest 25% on the first anniversary of Mr. Spencer’s date of hire, 25% on the second anniversary of Mr. Spencer’s date of hire and 50% on the third anniversary of Mr. Spencer’s date of hire, subject in each case to Mr. Spencer’s continued employment or consulting relationship with the Company.  A copy of the offer letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.  Other Events.

On October 1, 2008, the Company issued a press release announcing that its Board of Directors had authorized management to repurchase an additional 2.0 million shares of Symmetricom common stock.  The Company had approximately 0.5 million shares authorized for repurchase remaining under previously approved share repurchase programs as of September 29, 2008.  The press release relating to the increase in the Company’s stock repurchase program is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated September 25, 2008
99.1	Press Release, dated October 1, 2008 – Symmetricom Announces Justin Spencer as New Chief Financial Officer
99.2	Press Release, dated October 1, 2008 – Symmetricom Announces Increase to Stock Purchase Program

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Form 8-K and/or the exhibits included herewith contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections. These forward-looking statements include statements concerning Symmetricom’s future business. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent current reports on Form 8-K.  Any and all forward-looking statements we make may turn out to be wrong.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2008	SYMMETRICOM, INC.

	By:	/s/ Thomas W. Steipp
	Name:	Thomas W. Steipp
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated September 25, 2008
99.1	Press Release, dated October 1, 2008 – Symmetricom Announces Justin Spencer as New Chief Financial Officer
99.2	Press Release, dated October 1, 2008 – Symmetricom Announces Increase to Stock Purchase Program